UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2019

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Congress Avenue, Suite 100B, Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 15, 2019, Cross Country Staffing resolved a medical malpractice lawsuit relating to the care rendered by a labor and delivery nurse in 2013 at a hospital in the northeast. The nurse, with more than 30 years of labor and delivery experience, was one member of a care team supporting the midwife and attending obstetrician at one of the nation’s preeminent hospitals.  Nevertheless a rare and unfortunate outcome resulted. The Company’s heartfelt prayers go out to the affected family.

Through a settlement agreement with plaintiffs, the Company was able to mitigate its exposure to a substantial jury award. While the settlement is confidential, the Company expects its total financial exposure in this case to be approximately $1,000,000 with the balance of the settlement to be funded by its insurers, as is customary in cases of this nature.

Long recognized for its clinical excellence, Cross Country Staffing has maintained a proven track record for 33 years of delivering high quality, flexible healthcare staffing solutions with qualified professionals dedicated to exceptional patient care.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

		By:	/s/ William J. Burns
William J. Burns
Dated:	May 15, 2019		Executive Vice President and Chief Financial Officer